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PATHLIGHT TECHNOLOGY, INC.

VOTING AGREEMENT

    This Voting Agreement (this "Agreement") is made and entered into as of January 30, 2001, between Advanced Digital Information Corporation, a Washington corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Pathlight Technology, Inc., a Delaware corporation ("Company").

RECITALS

    A.  Company, Parent and a wholly owned subsidiary of Parent ("Merger Sub") have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Company. Pursuant to the Merger, the outstanding capital stock of Company will be converted into Parent Common Stock (as defined in the Merger Agreement).

    B.  The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock of Company as indicated on the final page of this Agreement (the "Shares").

    C.  In consideration of the execution of the Merger Agreement by Parent, Stockholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Company acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and agrees to vote the Shares and any other such shares of capital stock of Company so as to facilitate consummation of the Merger.

    NOW, THEREFORE, the parties agree as follows:

AGREEMENT

1.  Agreement to Retain Shares

    1.1  Transfer and Encumbrance

    Until the Expiration Date (as defined below), Stockholder agrees not to sell, exchange, transfer, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2 below) unless in the reasonable judgment of Parent such sale, exchange, transfer, pledge, disposition or encumbrance would not violate the provisions of SEC Accounting Series Release Nos. 130 and 135, and SEC Staff Accounting Bulletin Nos. 65 and 76, and provided that, in the case of any pledge or other encumbrance of the Shares or any New Shares pursuant to a bona fide loan transaction, the pledgee and any other person thereby acquiring an interest in such Shares or New Shares shall agree in writing to be bound by all the terms of this Agreement as if such pledgee or other person were the Stockholder hereunder. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated in accordance with the terms therein.

    1.2  New Shares

    Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.  Agreement to Vote Shares

    Until the Expiration Date, at every meeting of the stockholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger. Stockholder agrees not, directly or indirectly, to solicit or knowingly encourage any offer from any party concerning the possible disposition of all or any substantial portion of Company's business, assets or capital stock. This Agreement is intended to bind the Stockholder as a stockholder of the Company only with respect to the specific matters set forth herein.

3.  Irrevocable Proxy

    Concurrently with the execution of this Agreement, Stockholder agrees to execute and deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law, covering the total number of Shares and New Shares of Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

4.  Representations, Warranties and Covenants of Stockholder

    Stockholder hereby represents, warrants and covenants to Parent as follows:

    4.1  Ownership of Shares

    Stockholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement are free and clear of any liens, claims, options, charges or other encumbrances that would adversely affect the ability of Stockholder to carry out the terms of this Agreement; (ii) does not beneficially own any shares of capital stock of Company other than the Shares (excluding shares to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

    4.2  No Proxy Solicitation

    Stockholder will not, and will not permit any entity under Stockholder's control, to (i) solicit proxies or become a "participant" in a "solicitation" as such terms are defined in Regulation 14A under the Exchange Act) with respect to any merger, consolidation, sale of assets, reorganization, or recapitalization of Company with any party other than Parent or its affiliates (an "Opposing Proposal") or otherwise knowingly encourage or assist any party in taking or planning any action that would compete with, or materially restrain, serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action or written consent of Company stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company with respect to an Opposing Proposal.

5.  Additional Documents

    Stockholder and Company hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

6.  No Ownership Interest

    Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to Stockholder. Except as otherwise provided in the Merger Agreement and ancillary agreements, including this Agreement, Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Company, or exercise any power or authority to direct Stockholder in the voting of any of the Shares (except as otherwise provided herein and in Exhibit A) or the performance of the Stockholder's duties or responsibilities as a stockholder of Company.

7.  Termination

    This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

8.  Miscellaneous

    8.1  Severability

    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    8.2  Binding Effect and Assignment

    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interest or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

    8.3  Amendments and Modification

    This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

    8.4  Specific Performance: Injunctive Relief

    The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or any other means available to Parent at law or in equity.

    8.5  Notices

    All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent:	Advanced Digital Information Corporation
11431 Willows Road Redmond, WA 98052 Attention: Linda Schoemaker Senior Vice President and General Counsel Facsimile No. (425) 497-2366

With a copy to:	Perkins Coie LLP 1201 Third Ave., Suite 4800 Seattle, WA 98101 Attention: Scott Gelband Facsimile: (206) 583-8500
If to Stockholder:	To the address for notice set forth on the last page hereof.
With a copy to:	Orrick, Herrington & Sutcliffe LLP 666 Fifth Ave. New York, NY 10103 Attention: Martin H. Levenglick, Esq.

    8.6  Governing Law

    This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without respect to conflict of laws principles.

    8.7  Entire Agreement

    This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

    8.8  Counterparts

    This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    8.9  Effect of Headings

    The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

ADVANCED DIGITAL INFORMATION CORPORATION	STOCKHOLDER
By:
By:
	Its:	(as applicable)
Its:
Address:

Shares beneficially owned:
shares of Company Common Stock

EXHIBIT A

IRREVOCABLE PROXY
TO VOTE
PATHLIGHT TECHNOLOGY, INC. STOCK

    The undersigned stockholder of Pathlight Technology, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints the directors on the Board of Directors of Advanced Digital Information Corporation, a Washington corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares that are inconsistent with this Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares that are inconsistent with this Proxy until after the Expiration Date (as defined below).

    This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to that certain Voting Agreement dated as of January  , 2001, by and among Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger dated as of January  , 2001 (the "Merger Agreement"), among Company, Parent and a wholly owned subsidiary of Parent ("Merger Sub"). The Merger Agreement provides for the merger of Merger Sub with and into Company in accordance with its terms (the "Merger"). As used herein the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall be terminated in accordance with the terms therein.

    The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting in favor of approval of the Merger and the Merger Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger. The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

    This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law).

A-1

    Dated: January  , 2001.

STOCKHOLDER:
By:
Its
Shares beneficially owned:
shares of Company Common Stock

A-2

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PATHLIGHT TECHNOLOGY, INC. VOTING AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A IRREVOCABLE PROXY TO VOTE PATHLIGHT TECHNOLOGY, INC. STOCK